Exhibit 32.1


           Certification of CEO Pursuant to 18 U.S.C. Section 1350 (Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)

     In connection with this amendment to the Quarterly Report on Form 10-Q of International Shipholding Corporation (the "Company") for the period ending March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Erik F. Johnsen, as Chairman and Chief Executive Officer of the Company, has reviewed the amendment to the Company's Form 10-Q which is being filed to correct a typographical error that occurred in the course of formatting the Form 10-Q for filing via the Commission's EDGAR system and hereby certifies, pursuant to 18 U.S.C. Section 1350,as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  May 20, 2005


                                                  /s/ Erik F. Johnsen
                                              -----------------------------
                                                     Erik F. Johnsen
                                                 Chairman of the Board and
                                                  Chief Executive Officer


     A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

     This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.